Indoor Harvest Corp to Form Cannabis Joint Venture, Provides Guidance for

2019, and to Host Special Meeting of Shareholders

HOUSTON, TX – (Globe Newswire) – January 17, 2019 – Indoor Harvest Corp (OTCQB: INQD), is a precision agriculture technology company, focused on producing bio-pharma grade Cannabis for the wholesale and research Cannabis markets, as well as development of next generation personalized medicines. The Company is pleased to provide its shareholders guidance for 2019.

Special Meeting of Shareholders

The Company is hosting a virtual special meeting of shareholders on January 31, 2019 at 10:00 a.m. (Central Time). Common stockholders and Series A convertible preferred stockholders who were record holders on December 7, 2018 will be able to attend the special meeting, vote, and submit questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/INQD. To enter the Special Meeting, you must have your 16-digit control number that was mailed to shareholders of record on December 21, 2018. If you were a shareholder of record on December 7, 2018 and have not received a proxy statement from the Company, please email proxyvote@indoorharvest.com.

The purpose of the meeting is to amend and restate the Company’s certificate of formation in order to increase the amount of shares of capital stock authorized to be issued, to grant the Board of Directors (the “Board”) “blank check preferred stock” authority allowing the Board to fix the terms and issue new series of preferred stock without the approval of the holders of the Company’s common stock, to explicitly permit stockholders of different classes of the Company’s capital stock to vote as a single class with regard to changes to the certificate of formation, and to decrease the vote required for the approval of fundamental actions and fundamental business transactions.

The Board believes it is in the best interests of our shareholders to increase the number of authorized shares of capital stock and to allow the Board to issue preferred stock and to fix its terms without further approval of the holders of Common Stock in order to give us greater flexibility in considering and planning for future potential strategic transactions, including mergers, acquisitions and business combinations, as well as other general corporate transactions, as further discussed below.

“I want to take this opportunity to thank you for your continued support of Indoor Harvest and to express my appreciation for your commitment to the Company. The Cannabis industry experienced some significant events over the last 18 months and we believe that things are just getting started. I and the rest of the management team are working hard to position the Company for success as the industry develops, grows, and becomes more mainstream. It is an important proxy vote and we encourage you to support it by voting YES.

Without the support of at least 2/3s of the shareholders, we will not be able to issue additional shares for the Company to raise vitally needed capital to continue operations and to move forward with management’s plans. It is important for you to vote YES.

The proxy will allow the Company to increase our Authorized Shares of Common Stock from 50m to 200m which in turn will provide us with currency to complete strategic acquisitions and form strategic partnerships as well as raise additional capital”, stated Daniel Weadock, Chief Executive Officer of Indoor Harvest Corp.

Moving Corporate Headquarters to Boston, Massachusetts

Management is currently moving the base of operations and focus to the Boston area to take advantage of what it believes to be an attractive environment for Cannabis companies since Massachusetts has now legalized both medicinal and recreational Cannabis. The state is also offering a Cannabis research license, which provides a unique opportunity to do research & development on the medicinal side of the Cannabis industry.

Management is working to deploy our integrated aeroponic technology platform, on our own and with partners in the Boston area, to demonstrate and showcase our belief in the technology’s ability to significantly reduce operating costs while increasing yield and quality. Deployment of our integrated aeroponic technology platform will also allow us to continue research and development of the technology with the goal of moving towards commercialization.

We have been working the Boston market for the last year developing relationships on the ground with what we believe to be strategically aligned and vertically integrated potential partners. Two of these relationships include: Cannabis Community Care and Research Network (C3RN) who are working on the creation of a global virtual center of excellence for the Cannabis industry, and Integrated Genetics & Biopharma Research LLC, which is expected to provide boutique commercial grade genetics and tissue culture services to cultivators and researchers in Massachusetts.

Joint Venture between Cannabis Community Care and Research Network (“C3RN”) and Integrated Genetics & BioPharma Research (“IGBR”)

The Company has signed a Memorandum of Understanding (“MOU”) towards a proposed joint venture by and among C3RN and IGBR. Under the MOU, the Company will work with C3RN and IGBR to develop a business plan to acquire a license to conduct research on medical Cannabis. The joint venture group will conduct research on the use of Controlled Environment cultivation technology to influence how Cannabis plants express different chemical profiles to further development of next gen bio pharmaceutical grade products.

C3RN runs a network of academics, Cannabis industry participants, healthcare providers, and other stakeholders interested in advancing collaborative and community-driven science approaches in Cannabis research in Massachusetts. C3RN also leads, in collaboration with UMass Dartmouth, a Cannabis consumer and patient citizen science research study, and partners with local Cannabis businesses to improve evidence-based patient care in Massachusetts. In October 2018, C3RN was selected as qualified training vendor for the Cannabis Control Commission’s (“CCC”) social equity program, pending further contract negotiations with the CCC. C3RN intends to leverage these strengths in this joint venture, with a focus on social equity and advancing rigorous Cannabis research.

“It is very exciting for C3RN to start on the process of obtaining a research license to study Cannabis in Massachusetts as our company spent significant time advocating for the inclusion of research as an adult-use license category here in Massachusetts. Through this MOU with Indoor Harvest and IGBR, we are ready to take the next step towards licensure and to continue to generate scientific evidence and highlight best practices at the forefront of the industry,” said Dr. Marion McNabb, CEO of C3RN.

IGBR is seeking dual licensure (Cultivation and Research) within Massachusetts under the recreational marijuana regulations 935 CMR 500.00. IGBR is an industry leader in intellectual property and best practices in propagation, cultivation, and Cannabis genetics. IGBR is also currently in possession of over 100 of the most desired strains and elite clone-only cuts on the recreational and medical Cannabis market. Mr. Dan Weadock, Indoor Harvest’s CEO, is also a co-founder of IGBR and acting as its CEO.

“Our genetic research and development is based on both data and decades of Cannabis experience. We have established proprietary criteria and analytics in selecting cultivars that drive the market and provide cultivators with a distinct genetic advantage,” stated Douglas Klier, Founder and Chief Science Officer at IGBR.

The proposed joint venture will work to identify and publish best practices for cultivation of Cannabis through rigorous research and development. Additionally, the joint venture group aims to provide data and develop partner-specific research studies and objectives with academic and other research institutions.

“As part of the ongoing change management efforts and repositioning of Indoor Harvest, we have executed this MOU to help imagine a collaborative research and development effort between three strategically interrelated organizations. We believe this effort will provide the opportunity to create transformative intellectual property that can be leveraged for the collective gain of both the joint venture and its constituent entities”, stated Dan Weadock, CEO of Indoor Harvest and Co-Founder and CEO of IGBR.

The Company intends to secure consensus among impacted stakeholders and work towards definitive agreements between the MOU parties and to secure funding during the second quarter of 2019, pending the approval of shareholders in passing the needed increase in the Company’s authorized capitalization at the special meeting.

Texas Compassionate Use Program Pending Applicant

The Company’s wholly owned subsidiary, Alamo CBD, is currently a pending applicant to produce Cannabis in Texas under the Compassionate Use Program. As of December 17, 2018, only 576 patients were registered with the Compassionate Use Registry out of an estimated pool of 150,000 eligible patients. The Company and many advocates believe the state’s approval of just three producers has led to low participation in the program.

State Sen. José Menéndez, D-San Antonio, has filed a measure to expand the list of medical conditions that qualify for medical Cannabis under the Compassionate Use Act, to include illnesses such as Crohn’s disease, terminal cancer, autism, and PTSD. The measure would also remove the 0.5 percent cap on the amount of THC that medical Cannabis products sold under the Compassionate Use Act are legally allowed to contain.

Connor Oakley, Executive Director of the Medical Cannabis Association of Texas (MCAT), believes that enough pro-medical Cannabis candidates won seats in the Texas Legislature to finally enact major medical Cannabis legislation. “We feel that we finally have the votes to get some of our bills passed,” Oakley said. “We have support from both sides of the aisle this time.”

Currently there are a total of 13 Cannabis related bills being filed for the 2019 Texas legislative session. Additionally, the Texas Republican Party approved medical Cannabis and industrial hemp reforms in the summer of 2018. Due to the mounting support for Cannabis in the state, the Company believes the Compassionate Use Act will be expanded during the 2019 legislative session and that pending applicants such as Alamo CBD will be allowed to proceed forward. There is no guarantee of expansion, however, or that any of the filed measures will pass.

Summary Guidance for 2019

Management believes that working with these organizations and others like them in Massachusetts positions us well to move our agenda forward and provides us with an opportunity to demonstrate our technology and how it can be used to significantly decrease operating costs while increasing yield, potency and quality.

While pursuing strategic partnerships and building our demonstration showcase, management is also working to clean-up the Company’s balance sheet and to position us for a potential merger or strategic investment involving other vertically aligned Cannabis industry companies. Management is actively pursuing a number of these opportunities. The goal of this effort is to find a strategic partner that will bring revenue and cash flow to the Company as well as provide the opportunity to put our technology in the field.

Management believes that its efforts in Massachusetts and further developing strategic partnerships will allow the Company to successfully continue operations and create real shareholder value. We encourage you to vote YES on the proxy and give management the tools it needs to grow and expand our business while enhancing shareholder value.

About Indoor Harvest Corp

Indoor Harvest Corp (OTCQB: INQD), is a precision agriculture technology company focused on delivering pharmaceutical grade Cannabis for researchers, and the development of next generation personalized medicines. The Company is a pending applicant to produce Cannabis under the Texas Compassionate Use Program and is seeking additional licenses in the State of Massachusetts.

Forward-Looking Statements

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact Information

Indoor Harvest Corp

Dan Weadock, Chief Executive Officer

dweadock@indoorharvest.com